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[Federal Home Loan Bank of Topeka Letterhead]                       EXHIBIT 10.2

                                          Advance, Pledge and Security Agreement
                                                                (Blanket Pledge)


This Advance, Pledge and Security Agreement (Agreement) is made as of October 21, 1997, between: The Federal Home Loan Bank of Topeka (Bank) and First State Bank (Institution), which has its principal office at 115 South Walnut, Kimball, Nebraska 69145.

WHEREAS, from time to time the Institution desires to apply for extensions of credit from the Bank in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Bank requires that all existing indebtedness of the Institution to the Bank and all extensions of credit by the Bank to the Institution pursuant to this Agreement be secured pursuant to this Agreement, and the Institution is willing to provide such security;

NOW, THEREFORE, the Institution and the Bank agree as follows:

                                   ARTICLE I
                                  Definitions

Section 1.1      Defined Terms

The following terms shall have the following meanings:

         (A)     "Act" means the Federal Home Loan Bank Act, as amended.

         (B) "Advance" or "Advances" means any and all loans or other extensions of credit, including all Commissions now or hereafter granted by the Bank to, on behalf of or for the account of the Institution, including all loans or extensions of credit by the Bank to the Institution prior to the date hereof.

         (C) "Capital Stock" means all of the capital stock of the Bank and all payments that have been or hereafter are made on account of any subscription for such capital stock and all unpaid dividends on such capital stock.

         (D) ""Collateral" means all property, including the proceeds thereof previously assigned, transferred or pledged to the Bank by the Institution as Collateral for Advances and all property assigned, transferred or pledged to the Bank pursuant to Section 3.1 of the Agreement or otherwise.

         (E) "Commitment" or "Commitments" means any and all agreements under which the Bank is obligated to make advances to the Institution or payments on behalf of or for the account of the Institution, including without limitation Swap Transactions, letters of credit, firm commitments, guarantees or other arrangements intended to facilitate transactions between the Institution and third parties (but excluding any obligations that the Bank may now or hereafter have to honor such as items or transfer orders under a depository or similar agreement between the Institution and the Bank), and irrespective of whether the Bank's obligation under such agreement is contingent upon the occurrence or nonoccurrence of any condition.
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         (F)     "Confirmation of Advance" means a written or machine-readable electronic transmission issued by the Bank from time to time confirming an Advance.

         (G) "Eligible Collateral" means Collateral, other than Capital Stock, which (1) qualifies as security for Advances under the terms and conditions of the Act and the Regulations and satisfies the requirements that may be established by the Bank form time to time and
         (2) is owned by the Institution free and clear of any liens, encumbrances or other interests other than the Interest of the Bank hereunder.

         (H) "Indebtedness" means all indebtedness of the Institution to the Bank, whether now outstanding or hereafter incurred, including all Advances and any other sums owned by the Institution to the Bank pursuant to any provision hereof, and all other obligations and liabilities of the Institution, to the Bank.

         (I) "Landing Value" means the value that the Bank shall from time to time, in its sole discretion, ascribe to the various types of Collateral.

         (J) "Mortgage Collateral" means that part of Perfected Collateral that is a mortgage or deed of trust on real property and any note, bond or other instrument evidencing any loan secured thereby and any endorsement or assignment thereof to the Institution and all ancillary security agreements, policies and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, approvals, permits, notices, opinions of counsel, loan servicing data and all other electronically stored and written records or materials relating to such loans.

         (K) "Perfected Collateral" means all Collateral, including without limitation Eligible Collateral in which the Bank has attempted in good faith to perfect its security interest by giving constructive notice to third parties through taking possession of the Collateral, filing a financing statement describing the Collateral, of otherwise, and all deposit accounts maintained by the Institution with the Bank.

         (L) "Regulations" means the regulations of the Federal Housing Finance Board or its successor, as amended.

         (M) "Required Collateral Amount" means the aggregate dollar amount that he Bank may specify from time to time with respect to each Advance and any other obligation or liability of the Institution to the Bank. The Bank may increase or decrease the Required Collateral Amount at any time.

         (N) "Swap Transaction" or "Swap Transactions" means any and all interest rate swaps, interest rate caps, floors or cellars, currency exchange transactions or similar transactions entered into between the Bank and the Institution.





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                                   ARTICLE II
                                    Advances

Section 2.1      Applications and Procedures for Obtaining Advances

Periodically, the Institution may apply to the Bank for Advances in accordance with the procedures established by the Bank from time to time. Each Advance shall be evidenced by a Confirmation of Advance or other writing issued by the Bank. Unless otherwise agreed to in writing by the Bank, each Advance shall be made by crediting a demand deposit account of the Institution with the Bank.

Section 2.2      Estoppel

Failure of the Institution to deliver written notice to the Bank specifying any disputed term or condition of an Advance within seven (7) business days after the Bank mails by first-class a Confirmation of Advance to the Institution shall constitute the agreement and acknowledgment by the Institution that the terms and conditions of the Advance are valid and are those that the Institution requested and by which the Institution agreed to be bound. The Institution shall thereafter be estopped from asserting any claim or defense with respect to the repayment of such Advance and all interest, fees and other charges thereon or in connection therewith.

Section 2.3      Right of Bank to Make Advances with Respect to Outstanding
Commitments

         (A) In the event that one or more Commitments are outstanding at the time of an Event of Default, as such term is defined in Section 4.1, the Bank may at its option make an Advance by crediting a special account of the Institution with the Bank in an amount equal to the outstanding Commitments. The Bank shall have a first priority perfected security interest in any such special account, and amounts credited to such special account may not be withdrawn by the Institution for so long as there shall be outstanding Commitments.
         The funds in such special account shall be utilized by the Bank for the purpose of satisfying the Bank's obligations under the Commitments. When all such obligations have expired or been satisfied, the Bank shall disburse the balance, if any, in such account first to the satisfaction of any amounts then due and owing by the Institution to the Bank and then to the Institution or its successors in interest. Advances made pursuant to this section shall be payable on demand and shall bear interest from the date the same shall be made until paid at the rate in effect and being charged by the Bank from time to time on the Line of Credit program then being offered by the Bank.

         (B) The Bank reserves the right to cancel any unfunded portion of a Commitment at any time an Event of Default shall have occurred or exist. In the event of cancellation, all or part of the commitment fee will be refunded. The amount refunded shall be in equal proportion to the number of days remaining in the commitment period on the date of such cancellation.

Section 2.4      Interest

The Institution agrees to pay interest on each Advance at the rate per annum provided in the Confirmation and Advance pertaining thereto in the Bank's Credit Policy for such type of Advance and as otherwise specified herein. Accrued interest on such Advance shall be due and payable at the time specified in the Bank's Credit Policy, Confirmation of Advance or as otherwise specified





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in writing by the Bank.  Such payment shall be made in the form of immediately available funds at the office of the Bank in Topeka, Kansas, or at such other place as the Bank or its successor or permitted assignee may from time to time appoint in writing.

                                  ARTICLE III
                               Security Agreement

Section 3.1      Blanket Pledge; Required Collateral Amount

         (A) As security for all present and future Indebtedness, the Institution hereby assigns, transfers and pledges to the Bank, and grants to the Bank a security interest in, all property now or thereafter owned by the Institution including without limitation the following types of property: (1) Capital Stock; (2) instruments (including without limitation any note or other instrument evidencing a debt and any mortgage, deed of trust, title or document securing
         it); (3) securities including without limitation mortgage-backed securities, share certificates or other participation interests in any securities trust and mortgage loan participation certificates; (4) chattel paper; (5) choices in action; (6) general intangibles; (7) certificates of deposit; (8) deposit accounts maintained by the Institution with the Bank; (9) the proceeds of any of the foregoing.

         (B) The Institution shall at all times maintain an amount of Eligible Collateral that has a Lending Value at least equal to the Required Collateral Amount applicable to the Institution.

         (C) While the Institution may, except as provided below, retain the documents evidencing any Collateral it has assigned to the Bank, it is specifically understood and agreed that the holding of such documents is for the benefit and subject to the direction and control of the Bank.

         (D) The Bank grants to the Institution the right to use, commingle and dispose of the Collateral and to collect, compromise and dispose of the proceeds of the Collateral without being required to account for the proceeds or account for the replacement of the Collateral, and any transfer of such Collateral shall take free and clear of any security or other interest granted to the Bank in Section 3.1 hereof, subject only to the Institution's obligation to maintain the Collateral as provided in Section 3.1(B); provided, however, that this section shall not apply in Perfected Collateral.

Section 3.2      Perfection of Security Interest

         (A) Immediately upon the Bank's written request, or immediately at any time that the Institution becomes subject to any mandatory Collateral perfection requirements that may be established in writing by the Bank, and in other case from time to time thereafter, the Institution shall take all actions as the Bank shall deem necessary or appropriate to perfect the Bank's security interest in the Eligible Collateral selected by the Institution. At a minimum, the Institution shall provide the Bank as perfected security interest in an amount of Eligible Collateral that has a Lending Value at all times at least equal to the Required Collateral Amount applicable to the Institution.





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         (B)     The Institution shall not assign, pledge, transfer, create any security interest in, sell or otherwise dispose of any Perfected Collateral without the written consent of the Bank.

         (C) The Institution agrees to pay to the Bank upon demand such fees and charges as may be assessed by the Bank to cover overhead and other costs relating to the perfection of the Bank's security interest in the Perfected Collateral (including without limitation the receipt, holding and redelivery of Collateral and to reimburse the Bank upon request for all recording fees) and other reasonable expenses, disbursements and advances incurred or made by the Bank in connection therewith (including the reasonable compensation and the expense and disbursements of any bailee that may be appointed by the Bank hereunder and the agents and legal counsel of the Bank and of such bailee). Any sums owed to the Bank under this section may be collected by the Bank, at its option, by debting a demand deposit account of the Institution with the Bank.

         (D) The form and sufficiency of all documents pertaining to the Perfected Collateral shall be satisfactory to the Bank. Any Collateral tendered by the Institution for perfection that is not satisfactory to the Bank may be rejected by the Bank or may have a value ascribed thereto that shall be less than the value normally ascribed thereto under the Bank's Collateral Policy, or as the Bank may otherwise specify. The Bank may require, before any Advance is made to the Institution, that the Institution make any or all documents pertaining to the Perfected Collateral available to the Bank for its inspection and approval.

         (E) The form and sufficiency of all documents pertaining to the Perfected Collateral shall be satisfactory to the Bank. Any Collateral tendered by the Institution for perfection that is not satisfactory to the Bank may be rejected by the Bank or may have a value ascribed thereto that shall be less than the value normally ascribed thereto under the Bank's Collateral Policy, or as the Bank may otherwise specify. The Bank may require, before any Advance is made to the Institution, that the Institution make any or all documents pertaining to the Perfected Collateral available to the Bank for its inspection and approval.

         (F) The Bank may take such steps as it deems necessary to protect its security position with respect to outstanding Advances, including requiring the pledging and/or perfection of additional collateral whether or not such additional collateral is Eligible Collateral.

Section 3.3 Institution's Representations and Warranties Concerning Perfected Collateral

         (A) The Institution owns and has title to the Perfected Collateral and has the right and authority to grant a security interest to the Bank in the Perfected Collateral and to subject all of the Perfected Collateral to this Agreement.

         (B) The information given from time to time by the Institution to the Bank as to each item of Perfected Collateral is true, accurate and complete in all material respects.

         (C) All the Perfected Collateral that the Institution represents to be Eligible Collateral meets the standards and requirements with respect thereto from time to time established by the Bank, the Act and the Regulations.





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         (D)     The Institution has not conveyed or otherwise created, and there does not otherwise exist, any participation Interest or other direct, indirect, legal or beneficial interest in any Perfected Collateral in favor of anyone or any entity other than the Bank and the Institution except as specifically communicated in writing to the Bank.

         (E) All signatories to any and all documents that constitute any Perfected Collateral are and will be bound as they appear to be by their signatures and have the requisite authority and capacity (corporate or other) to execute such documents.

         (F) Except as may be approved in writing by the Bank, no account debtor or other obligor owing any obligation to the Institution with respect to any item of Perfected Collateral has or will have any defense, offering claims or other conditions affecting the right of the Institution or the Bank to enforce the documents constituting any such Perfected Collateral in accordance with the express terms of such documents, and no defaults (or conditions that, with the passage of time or the giving of notice or both, would constitute a default) exist or will exist under any such documents.

         (G) The real property (including any interest therein) that is the subject of and/or included in the Perfected Collateral contains no toxic or hazardous wastes or other toxic or hazardous substance the presence of which would subject the Bank to any liability under applicable state or federal law or local ordinance. The Institution hereby agrees to indemnify and hold the Bank harmless against all costs, claims, expenses, damages and liabilities resulting in any way from the presence of toxic or hazardous wastes or substances on any real property (including any interest therein) that is subject to or included in any Perfected Collateral.

Section 3.4      Release of Collateral

Upon receipt by the Bank of a written request from the Institution asking for the release of any Perfected Collateral, the Bank shall promptly release to the Institution, at the Institution's expense, the Perfected Collateral, specified in said written request. Notwithstanding anything to the contrary herein, while an Event of Default hereunder shall have occurred and be continuing, or at any time that the Bank's records indicate that such redelivery would reduce the Lending Value of the Institution's Perfected Collateral below the Required Collateral Amount, or at any time that the Bank reasonably and in good faith deems itself insecure, the Bank may release a request for release.

Section 3.5      Reports, Collateral, Audits and Access

         (A) The Institution shall provide the Bank with written periodic reports containing such information on the Collateral as the Bank shall require from time to time, including listings of mortgages and securities, unpaid principal balances thereof and certificates concerning the status of payments of mortgages and of taxes and insurance on property securing mortgages. The Institution shall give the Bank access at all reasonable times to Collateral in the possession of the Institution and to the books and records of account of the Institution relating to the Collateral for the purpose of permitting the Bank to examine, verify or reconcile the Collateral and the reports of the Institution to the Bank thereon.





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         (B)     All Collateral and the satisfaction by the Institution of the
         Required Collateral Amount shall be subject to audit and verification by or on behalf of the Bank. Such audits and verifications may occur without notice during the Institution's normal business hours or upon reasonable notice at such other time as the bank may reasonably request. The Institution shall provide access to, and shall make adequate working facilities available to, the representative or agents of the Bank for purposes of such audits and verifications. The Institution agrees to pay to the Bank such reasonable fees and charges as may be accrued by the Bank to cover overhead and other costs relating to such audit and verifications.

         (C) If the Lending Value of the Eligible Collateral owed by the Institution shall at any time fall below the Required Collateral Amount, the Institution shall immediately notify the Bank.

         (D) The Institution shall furnish to the Bank, as often a the Bank deems necessary, an audit report prepared by an external independent auditor of the Institution in accordance with generally accepted auditing standards and in such form as the Bank may require certifying the accuracy or any or all information required to be given to the Bank by the Institution under or with respect to this Agreement.

         (E) The Institution shall also furnish to the Bank, on an annual basis, copies of its audited financial statement and management letters.

Section 3.6      Additional Documentation

The Institution shall make execute and deliver to the Bank such assignments, listings, powers, financing statement or other instruments and documents with respect to the Collateral and the Bank's security interest therein as the Bank may require.

Section 3.7      Bank's Responsibility as to Collateral

In the event that the Bank shall take possession of my Collateral hereunder, the Bank's duty as to such Collateral shall be solely to sue reasonable care in the custody and preservation of the Collateral in its possession. This duty shall not require the Bank to take any steps necessary to preserve rights against prior parties or the duty to send notices, perform services or take any action in connection with the management of the Collateral. The Bank shall not have any responsibility or liability for the form, sufficiency, correctness, genuineness or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or misdescription, or value of property represented or purported to be represented by any such document or instrument. The Institution shall make and maintain copies or microfilm of all Collateral delivered to the Bank. The Institution agrees that any and all Collateral may be removed by the Bank from the state or location where situated and may thereafter be dealt with by the Bank as provided in this Agreement.

3.8      Bank's Rights as to Collateral Power of Attorney

At any time and at the expense of the Institution, the Bank may in its discretion, before or after the occurrence of any Event of Default, in its own name or in the name of its nominee or of the Institution, do any or all things and take any and all actions that are pertinent to the protection of the Bank's interest hereunder and, if such actions are subject to the laws of a state, are lawful under the laws of the State of Kansas, including the following:





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         (A)     Terminate any consent given hereunder;

         (B) Notify obligors on any Collateral to make payment thereof directly to the Bank;

         (C) Endorse any Collateral that is in the Institution's name or that has been endorsed by others to the Institution's name;

         (D) Enter into any extensions, compromise, settlement or other agreement relating to or affecting any Collateral;

         (E) Take any action the Institution is required to take or that is otherwise necessary to: (1) sign and record a financing statement or otherwise perfect a security interest in any or all of the Collateral; or (2) to obtain, preserve, protect, enforce or collect the Collateral;

         (F) Take control of any funds or other proceeds generated by or arising from the Collateral and use the same to reduce Indebtedness as it becomes due; and

         (G) Cause the Collateral to be transferred to the Bank's name or the name of its nominee.

The Institution hereby appoints the Bank as its true and lawful attorney, for and on behalf of the Institution and in its name, place and stead, to prepare, execute and record endorsements and assignments to the Bank of all or any Item of Collateral (including the Indemnification and listing by exhibit prepared by the Bank or otherwise, of mortgage loans constituting such Collateral) giving or granting to the Bank as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Institution could or might do. The Institution hereby ratifies and confirms all that the Bank shall lawfully do or cause to be done by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date hereof and continuing until the discharge of all Indebtedness and all obligations of the Institution hereunder regardless of any default by the Institution, is coupled with ain interest and is irrevocable for the period granted. As of the Institution's true and lawful attorney-in-fact, the Bank shall have no responsibility to take any steps necessary to preserve rights against prior parties or the duty to send notices, perform services or take any action in connection with the management of the Collateral. The Bank shall not have any responsibility or liability for the form, sufficiency, correctness, genuineness or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or misdescription or value of property represented or purported to be represented, by any such document or instrument.

Section 3.9      Subordination of Other Loans or Collateral

The Institution hereby agrees that all mortgage notes that are part of the Mortgage Collateral and any notes secured by personal property (personalty notes) that become part of the Perfected Collateral shall have priority in right and remedy over any claims, however evidenced, for other loans owed to the Institution, whether made before or after the date of such mortgage notes or personalty notes, that are secured by the mortgages or security agreements accruing such mortgage notes or personalty notes but are not part of the Collateral, and shall be satisfied out of the property covered by such mortgage or security agreements before recourse to such property may be obtained for the repayment of such other loans. To this end, the Institution hereby subordinates the lien of such mortgage and security agreements with respect to such other loans





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to the lien of such mortgages and security agreements with respect to such mortgage and personalty notes. he Institution further agrees to retain possession of any promissory notes evidencing such other loans and not to pledge, assign or transfer the same, or any interest therein, except that the same may be pledged to the Bank as part of the Collateral.

Section 3.10     Application of Payments

The Bank may, in its sole discretion, apply any payments by or recovery from the Institution, which are received by the Bank without any designation from the Institution (at the time of such payment or recovery) as to the intended application thereof, at such time and in such manner and order of priority as the Bank shall deem fit.

Section 3.11     Covenants as to Mortgage Collateral

The Institution covenants and agrees as to any Mortgage Collateral:

         (A) The Institution shall cause its borrowers to pay when due (or shall pay if such borrowers are unable or cannot be made to pay) all taxes and assignments on the real property and improvements that are subject to the lien of the Mortgage Collateral. Unless otherwise agreed by the Institution and the Bank, the Institution shall perform its obligations as lender, secured party or otherwise under all loan or other agreements pertaining to the Mortgage Collateral.

         (B) In the event that the Institution discovers, through audit or otherwise, exceptions to statements or representations previously made to the Bank with respect to any of the Mortgage Collateral or any real property or improvements covered by the lien thereof or any other matter covered by this Agreement, the Institution shall immediately notify the Bank thereof in writing. The Institution shall also immediately notify the Bank in writing of any legal process levied against any such Mortgage Collateral or any other event that affects the value of such Mortgage Collateral or any of the rights, interests or remedies of the Bank in relation thereto.

         (C) The Institution agrees to take any action necessary to preserve rights against any prior or other parties (including without limitation endorsers) on and any guarantors or sureties with respect to any and all of the chattel paper, documents or instruments constituting all or any part of the Mortgage Collateral and to preserve redemption, conversion, warrant, preemptive or other rights concerning all or any part of such Mortgage Collateral. The Bank may take any action that in his reasonable judgment will assist in the preservation of such rights. The Bank's failure to act hereunder shall not relieve the Institution of the Institution's duties under this section or in any way impair or discharge any Indebtedness or result in any liability to the Institution on the part of the Bank. The Bank shall have no duty to take any septs necessary to preserve the rights of the Institution against prior or other parties or to initiate any action to protect against the possibility of a decline in the market value or other impairment of such Mortgage Collateral. Furthermore, the Bank shall not be obligated to take any action with respect to such Mortgage Collateral requested by the Institution unless such request is made in writing, and the Bank determines, in its reasonable discretion, that the requested action would not jeopardize the value of such Mortgage Collateral as security for Indebtedness or otherwise adversely affect any right or interest of the Bank.





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         (D)     The Institution, if directed to do so by the Bank, shall
         update and provide to the Bank schedules showing, with respect to any Mortgage Collateral specified by the Bank, the results of any reappraisal, any significant changes in leasing (affecting more than 20 percent of the rentable area), and such other information as the Bank may prescribe. The Institution shall also immediately identify to the Bank any Mortgage Collateral classified as nonperforming, nonaccrual, scheduled or criticized, substandard, loss or doubtful and the value thereof. Unless otherwise requested by the Bank, the Institution may make the foregoing classifications according to its own loan criteria.

         (E) The Institution hereby agrees to save, hold harmless, indemnify and defend the Bank against any and all damages, liabilities, loans, claims, causes of action and expenses (including attorneys' fees and expenses of the Bank's counsel) that the Bank may directly or indirectly suffer or incur as a result of consequences of any claim by any person arising out of or connected with the use or creation of any Mortgage Collateral or any real properties subject to the lien thereof. The aforesaid claims include any arising with respect to any loan transaction involving the Institution or any default or wrongdoing by the Institution with respect to any third party, including any nonperformance by the Institution of any of its obligations as a lender or otherwise in connection with any such Mortgage Collateral. Under no circumstances shall the Bank be obligated to assume, perform or fulfill any obligation of the Institution as a lender or otherwise.

Section 3.12     Right to Cure Defaults

In the event that the Institution fails to (1) procure or maintain insurance, or to maintain or cause the maintenance of any real property or improvements covered by the lien of any Mortgage Collateral, or to pay or procure the payment of any fees, assessments, charges or taxes arising with respect to any real property or improvements covered by the lien of such Mortgage Collateral, or to perform any other obligation to the Bank, all as herein specified, or (2) make any other advances or take any other actions necessary or advisable to preserve or protect any of such Mortgage Collateral, the value thereof, or the Bank's security interest therein, the Bank shall have the right to effect such issuance, or cause such real property or improvements to be maintained, or to pay such fees, assessments, charges or taxes, or perform such obligations, or make such advances or take such actions, as the case may be. In any such event, the Institution agrees to pay the cost thereof immediately upon demand by the Bank. All liabilities owing by the Institution to the Bank under this section shall bear interest from the date when first paid by the Bank at the rate in effect and being charged by the Bank from time to time on the Line of Credit program then being offered by the Bank.

                                   ARTICLE IV
                               Default; Remedies

Section 4.1      Events of Default; Acceleration

Upon the occurrence of and during the continuation of any of the following events or conditions of default (Event of Default), the Bank may as its option and notwithstanding any other provision hereof, by a notice to the Institution, declare all Indebtedness including, but not limited to, any accrued interest and any prepayment charges that are provided for payment of an Advance before the date(s) scheduled for repayment, to be immediately due and payable, without presentment, demand, protest or any further notices:





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         (A)     Failure of the Institution to pay any interest, principal or other amounts owed with respect to any Advance when due; or

         (B) Failure of the Institution to perform any promise or obligation or to satisfy any condition or liability contained herein, in any Confirmation of Advance, or in any other agreement to which the Institution and the Bank are parties; or

         (C) Credible evidence coming to the attention of the Bank that any representations, statements or warranties made or furnished in any manner to the Bank by or on behalf of the Institution in connection with any Advance, and Commitment, and specification of Eligible Collateral or any certification of Lending Value is false, misleading or incomplete in any material respect; or

         (D) Failure of the Institution to maintain adequate Eligible Collateral as required by the Bank from time to time; or

         (E) The issuance of any tax, levy, seizure, attachment, garnishment, levy of execution of other process with respect to the Collateral; or

         (F) Any suspension of payment by the Institution to any creditor of sums due or the occurrence of any event that results (or which with the giving of notice or passage of time or both will result) in acceleration of the maturity of any indebtedness of the Institution to others under any security agreement, indenture, loan agreement or other undertaking; or

         (G) Appointment of a trustee, conservator, receiver, liquidator, custodian or similar official for the Institution of any subsidiary (direct or indirect) of the Institution or the Institution's property, notice of a judgment, decree or administrative decision adjudicating the Institution or any subsidiary of the Institution insolvent or bankrupt or an assignment by the Institution or any subsidiary of the Institution for the benefit of creditors or the appointment of a trustee, conservator, receiver, liquidator, custodian or similar official for any parent (direct or indirect) of the Institution or the filing of a petition or application by any person for the appointment of any such official for any such parent of the Institution or the transfer of any of the Institution's assets or liabilities (whether by purchase and assumption by any third party, merger or otherwise) in connection with or as a result of any event heretofore described in this section; or

         (H) Sale by the Institution of all or a material part of the Institution's assets or the taking of any other action by the Institution to liquidate or dissolve; or

         (I) Termination of the Institution's membership in the Bank or the Institution's ceasing to be a type of financial institution that is eligible under the Act to become a member of the Bank; or

         (J) Merger, consolidation or other combination of the Institution with an entity that is not a member of the Bank if the nonmember entity is the surviving entity in such transaction; or

         (K) If an Advance is made pursuant to Section 11(g)(4) of the Act, and if the creditor liabilities of the Institution, excepting liabilities to the Bank, exceed or are incurred in any manner to an amount exceeding five (5) percent of the Institution's net assets; or

         (L) The Bank reasonably and in good faith determines that a material change has occurred in the financial condition of the Institution or is the Collateral from that disclosed previously to the Bank; or

         (M) The Bank reasonably and in good faith deems itself insecure even though the Institution is not otherwise in default.

Section 4.2      Remedies

Upon the occurrence of any Event of Default, the Bank shall have all of the rights and remedies provided by application law, which shall include, but not be limited to, all of the remedies of a secured party under the Uniform Commercial Code as in effect in the State of Kansas. In addition, the Bank may take immediate possession of any of the Collateral or any part thereof wherever the same may be found. The Bank may sell, assign and deliver the Collateral or any party thereof to the public or private sale for such price as the Bank deems appropriate without liability for any loss due to decrease in the market value of the Collateral during the period held. The Bank shall have the right to purchase all or part of the Collateral at such sale. If the Collateral includes instruments or securities that will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the Bank, the Bank may realize upon such Collateral without notice to the Institution. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least five (5) days before any such disposition to the address of the Institution appearing on the records of the Bank. Upon the occurrence of any Event of Default, the Bank may, in its sole discretion, apply any payment by or recovery from the Institution or any sum realized from the Collateral, at such time and in such manner and order of priority as the Bank shall deem fit, irrespective of any manifestation of any contrary intention or desire on the part of the Institution or the provisions of any other agreement between the Bank and the Institution. The Institution agrees that the Bank may exercise its right of setoff upon the occurrence of an Event of Default in the same manner as if the Advances and Commitments were unsecured. Notwithstanding any other provision hereof, upon the occurrence of any Event of Default at any time when all or part of the obligations of the Institution to the Bank hereunder shall be the subject of any guarantee by a third party for the Bank's benefit and there shall be other outstanding obligations of the Institution to the Bank that are not so guaranteed but that are secured by the Collateral, then any sums realized from the Collateral, or from any other Collateral pledged or furnished to the Bank by the Institution under any other agreement, shall be applied first to the satisfaction of such other nonguaranteed obligations and then to the Institution's guaranteed obligations hereunder. The Institution agrees to pay all of the costs and expenses of the Bank in the collection of the Indebtedness and enforcement and preservation of the Bank's rights and remedies in case of default, including without limitation, reasonably attorneys' fees. The Bank at its discretion may apply any surplus after payment of Indebtedness, provisions for repayment to the Bank of any amounts to be paid under outstanding Commitments and all costs of collection and enforcement to third parties claiming a secondary security interest in the Collateral, with any remaining surplus paid to the Institution. The Institution shall be liable to the Bank for any deficiency remaining.





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
Section 4.3      Payment of Prepayment Charges

Any prepayment fees or charges for which provision is made, whether under the Confirmation of Advance or otherwise, with respect to any Advance shall be payable at the time of any voluntary or involuntary payment of the principal of such Advance prior to the originally scheduled maturity thereof. This shall include, without limitation, payments that are made in connection with the liquidation if the Institution or that become due as a result of an acceleration by the Bank pursuant to Section 4.1; whether such payment is made by the Institution, by a trustee, conservator, receiver, liquidator, custodian or similar official, of or for the Institution, or by any successor to or any assignee of the Institution. The Institution acknowledges and agrees that the damages incurred by the Bank due to a prepayment of any Advance will be difficult to ascertain at the time of such prepayment and, in lieu thereof, the Institution and the Bank agree that the following constitutes a fair, reasonable and good faith estimate of the damages suffered by the Bank in the event of such prepayment and is therefore payable as a prepayment fee or charge; the greater of (1) $100 or (2) the present value (using the current Advance rate as the discount rate) of the difference between the scheduled interest payments to be paid on an Advance through maturity and the interest payments that would be collected on an Advance of the same principal amount and remaining maturity as the Advance prepaid issued at the current rate on the day of the prepayment.

Section 4.4      Default Rate

Any payment of principal or interest or any other sum due hereunder if not made when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, to the maximum extent permitted by applicable law, at a rate per annum for each day during the period commencing on the due date thereof until such amount shall be paid in full equal to three percentage points above the rate in effect and being charged by the Bank from time to time under the Line of Credit program then being offered by the Bank.

Section 4.5      Curtain Provisions as to Sale of Collateral

In view of the possibility that federal and state securities and other laws may impose certain restrictions on the method by which sale of the Collateral may be effected, the Bank and the Institution agree that any sale of the Collateral as a result of an Event of Default shall be deemed "commercially reasonable" irrespective of whether the notice or manner of such sale contains provisions or imposes, or is subject to, conditions or restrictions deemed appropriate to comply with the Securities Act of 1933 or any other applicable federal or state securities or other law. It is further agreed that from time to time the Bank may attempt to sell the Collateral by means of private placement. In so doing, the Bank may restrict the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution or otherwise impose restrictions deemed appropriate by the Bank for the purpose of complying with the requirements of applicable securities laws. The Bank may solicit offers to buy such Collateral, for cash or otherwise, from a limited number of investors deemed by the Bank to be responsible parties who might be interested in purchasing such Collateral. If the Bank solicits offers from at least three such investors, then the acceptance by the Bank of the highest offer obtained therefrom (whether or not these offers are obtained) shall be deemed to be a commercially reasonable method of disposing of the Collateral.

                                   ARTICLE V

                                 Miscellaneous

Section 5.1      General Representations and Warranties by Institution

The Institution hereby represents and warrants that as of the date hereof and as of each date on which there shall be an outstanding Advance of Commitment:

         (A) The Institution is not now, and neither the execution of nor the performance of any of the transactions or obligations of the Institution under this Agreement shall, with the passage of time, the giving of notice, or otherwise, cause the Institution to be: (1) in violation of its charter or articles of incorporation, by-laws, the Act or the Regulations any other law or administrative regulation, any court decree or any order of a regulatory authority or (2) in default under or in breach of any indenture, contract or other instrument or agreement to which the Institution is a party or by which the Institution or any of its property may be bound.

         (B) The Institution has full corporate power and authority and has received all corporate and governmental authorizations and approvals as may be required to enter into and perform its obligations under this Agreement and to borrow each Advance.

         (C) The information given by the Institution in any document provided, or in any oral statement made, in connection with an application or request for an Advance or a Commitment, a pledge, specification or delivery of Collateral, is true, accurate and complete in all material respects.

Section 5.2      Good Faith; Liability of Bank

The Institution and the Bank shall have an obligation of good faith in the performance and enforcement of every duty or right imposed or granted by this Agreement, and any other actions or inactions taken or not taken with respect to this Agreement. "Good Faith" shall mean honesty in fact (i.e., a subjective standard rather than an objective standard). The Bank shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by the Institution, except those costs, expenses, damages, liabilities or claims arising out of the gross negligence or willful misconduct of the Bank or any of its employees or duly appointed agents. In no event shall the Bank be liable to the Institution or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

Section 5.3      Assignment of Indebtedness

The Institution hereby gives the Bank the full right, power and authority to pledge or assign to any party all or part of the Indebtedness, together with all or any part of the Collateral, as security of Consolidated Federal Home Loan Bank Obligations issued pursuant to the provisions of the Act or for any other purpose authorized by the Act, the Regulations or the Federal Housing Finance Board. In the case of any such pledge or assignment, the Bank shall have no further responsibility with respect to Collateral transferred to the pledgee or assignee, and all references herein to "the

Bank" shall be read to refer instead to the pledgee or assignee with respect to such Collateral. The Institution may not voluntarily or involuntarily or by operation of law or otherwise assign or transfer any of its rights or obligations hereunder or with respect to any Advances or Commitments without the express prior written consent of the Bank.

Section 5.4      Discretion of Bank to Grant or Deny Advances

Nothing contained herein or in any documents describing or setting forth the Bank's Credit Policy or other policies shall be construed as an agreement or commitment on the part of the Bank to grant Advances hereunder, or to enter into any other transaction, the right and power of the Bank in its discretion to either grant (with or without conditions) or deny any Advance or other transaction requested hereunder being expressly reserved.

Section 5.5      Access to Bank Records

The Bank shall grant to all governmental regulatory agencies having jurisdiction over the Institution, to the Institution's independent public accounts (to be named by written notice delivered to the Bank) and to the Institution's internal auditors the right at any reasonable time to examine and audit the Institution's records in the Bank's possession, the right to request directly from the Bank any reports, summaries or information of the Bank relating to the Institution and the right to observe the processing of reports or examine the Institution's documents at the Bank; provided, however, the Bank's obligations hereunder shall not apply to the extent that the records, reports, summaries, information or documents sought or requested are contained in or derived from data not provided by the Bank to the Institution or the Institution to the Bank pursuant to this Agreement.

Section 5.6      Amendment; Waivers

No modification, amendment or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective unless executed by the party against whom such change is asserted and shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Institution in any case shall entitle the Institution to any other or further notice or demand in the same, or similar or other circumstance. Any forbearance, failure or delay by the Bank in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by the Bank of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Bank shall continue in full force and effect until specifically waived by the Bank in writing.

Section 5.7      Jurisdiction; Legal Fees

In any action or proceeding brought by the Bank or the Institution in order to enforce any right or remedy under this Agreement, the Parties hereby consent to, and agree that they will submit to, the jurisdiction of the United States District Court for the District of Kansas, or if such action or proceeding may not be brought in federal court, the jurisdiction of the District Court of the County of Shawnee, State of Kansas, to the exclusion of all other courts. The Institution agrees that if any action or proceeding is brought by the Institution seeking to obtain any legal or equitable relief against the Bank under or arising out of this Agreement or any transaction contemplated hereby, and such relief is not granted by the final decision after any and all appeals of a court of competent jurisdiction, the Institution will pay all attorneys' fees and other costs incurred by the Bank in connection therewith. The Institution agrees to reimburse the Bank for all costs and expenses

(including reasonable fees and out-of-pocket expenses of counsel for the Bank) incurred by the Bank in connection with the enforcement or preservation of the Bank's rights under this Agreement including, but not limited to, its rights in respect of any Collateral and the audit or possession thereof.

Section 5.8      Applicable Law; Severability

This Agreement and all Advances granted under this Agreement shall be governed by the statutory and common law of the United States and, to the extent federal law incorporates or defers to state law, the laws (exclusive of choice of law provisions) of the State of Kansas. Notwithstanding the foregoing, the Uniform Commercial Code as in effect in the State of Kansas shall be deemed applicable to this Agreement and to any Advance hereunder. In the event that any portion of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement that can be given effect without the conflicting provisions, and to this end the provisions of the Agreement are declared to be severable.

Section 5.9      Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assignees of the Institution and the Bank.

Section 5.10     Notices

Any notice, advice, request, consent or direction given, made or withdrawn pursuant to this Agreement shall be in writing or by machine-readable electronic transmission, and shall be deemed to have been duly given to and received by a party hereto when it shall have been mailed to such party at its addresses given below, if delivered by first-class mail or if delivered by hand or by machine-readable electronic transmission, when actually received by such party at its principal office.

Section 5.11     Entire Agreement

This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior agreements between such parties that relate to such subject matter. Notwithstanding the above, Advances made by the Bank to the Institution prior to the execution of this Agreement shall continue to be governed by the terms of the Confirmation of Advance pursuant to which such Advances were made, and otherwise by the terms and conditions of this Agreement.

Section 5.12     Counterparts

This Agreement may be executed in one or more counterparts, all of which shall constitute but one Agreement.

IN WITNESS WHEREOF, the Institution and the Bank have caused this Agreement to be signed in their names by their duly authorized officers as of the dates listed below.

                                   Institution:


Date:  October 21, 1997            First State Bank
                                   -----------------------------------
                                   Name of Institution

                                   P.O. Box 730
                                   Kimball, Ne.  69145
                                   -----------------------------------
                                   Address


                                   By:  /s/ Michael J. Nelson
                                        -----------------------------------
                                        Authorized Signature

                                   /s/ Michael J. Nelson, President
                                   -----------------------------------
                                   Typed Name and Title


Attest:  /s/ Max W. Revell
         Secretary



                                   Federal Home Loan Bank of Topeka
                                   2 Townsite Plaza
                                   P.O. Box 176
                                   Topeka, KS   66601-0176


Date: November 13, 1997            By:  /s/ Robert L. Mackey
                                        -------------------------------
                                        Authorized Signature

                                        /s/ Robert L. Mackey, SVP-Operations
                                        ------------------------------------
                                            Typed Named and Title


Attest: /s/ Corporate Secretary

                                    Institution Acknowledgment and Notarization



State of Nebraska                 )
                                  )  ss:
County of Kimball                 )

On this 21st day of October, 1997, before me personally Michael J. Nelson came to me known, who being by me duly sworn, did depose and state that he/she is the President of said Institution; the Institution described in and which executed the above instrument; that he/she knows the seal of said corporate seal; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors or other governing body of said Institution and that said Board of Directors acknowledged the execution of said instrument to be the voluntary act and deed of said Institution.

         (Corporate Seal)               /s/ Winifred Peterson
                                        ----------------------------------
                                        Notary Public Signature


                                                     Nebraska
                                        ------------------------------------
                                        Notary Public in and for the State of

                                        My commission expires  2-25-2000